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                                                                 EXHIBIT (a)(18)

                     MORGAN STANLEY INSTITUTIONAL FUND, INC.

                          ARTICLES OF AMENDMENT TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT

          MORGAN STANLEY INSTITUTIONAL FUND, INC., a Maryland corporation (the "Corporation"), having its principal place of business at 1221 Avenue of the Americas, New York, New York 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          SECOND: Pursuant to the authority contained in Section 2-605(a)(2) of the MARYLAND GENERAL CORPORATION LAW (the "MGCL"), the Board of Directors of the Corporation at a meeting duly convened and held on August 25, 2005 approved the change of the name of the European Real Estate Portfolio, a portfolio of Common Stock of the Corporation, to the International Real Estate Portfolio.

          THIRD: The Corporation desires to, and does hereby, amend its Articles of Amendment and Restatement as currently in effect (the "Charter") pursuant to Sections 2-601 ET SEQ. of the MGCL to change the name of the portfolio of Common Stock of the Corporation referred to above by deleting from the Charter the existing Article FIFTH, Section 3 in its entirety, and inserting in lieu thereof, the following new Article FIFTH, Section 3:

          3. Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more classes of shares of Common Stock, to fix the number of shares in any such class and to classify or reclassify any unissued shares with respect to such class. Any such class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying or reclassifying unissued shares in the aforesaid manner, one or more classes in addition to those initially designated as named below. Subject to such aforesaid power, the Board of Directors has designated the following portfolios of the Corporation and for each has designated two classes of shares of Common Stock with the exception of the Municipal Money Market and the International Small Cap Portfolios. The names of such classes and the number of shares of Common Stock classified and allocated to these classes are as follows:

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
                                                                                NUMBER OF SHARES OF
                                                                                COMMON STOCK
                                                                                CLASSIFIED AND
         NAME OF CLASS                                                          ALLOCATED
         Active International Allocation Portfolio - Class A                           500,000,000 shares
         Active International Allocation Portfolio - Class B                           500,000,000 shares
         China Growth Portfolio - Class A                                              500,000,000 shares
         China Growth Portfolio - Class B                                              500,000,000 shares
         Emerging Markets Debt Portfolio - Class A                                     500,000,000 shares
         Emerging Markets Debt Portfolio - Class B                                     500,000,000 shares
         Emerging Markets Portfolio - Class A                                          500,000,000 shares
         Emerging Markets Portfolio - Class B                                          500,000,000 shares
         Equity Growth Portfolio - Class A                                             500,000,000 shares
         Equity Growth Portfolio - Class B                                             500,000,000 shares
         Focus Equity Portfolio - Class A                                              500,000,000 shares
         Focus Equity Portfolio - Class B                                              500,000,000 shares
         Global Franchise Portfolio - Class A                                          500,000,000 shares
         Global Franchise Portfolio - Class B                                          500,000,000 shares
         Global Value Equity Portfolio - Class A                                       500,000,000 shares
         Global Value Equity Portfolio - Class B                                       500,000,000 shares
         Gold Portfolio - Class A                                                      500,000,000 shares
         Gold Portfolio - Class B                                                      500,000,000 shares
         International Equity Portfolio - Class A                                      500,000,000 shares
         International Equity Portfolio - Class B                                      500,000,000 shares
         International Magnum Portfolio - Class A                                      500,000,000 shares
         International Magnum Portfolio - Class B                                      500,000,000 shares
         International Real Estate Portfolio - Class A                                 500,000,000 shares
         International Real Estate Portfolio - Class B                                 500,000,000 shares
         International Small Cap Portfolio - Class A                                 1,000,000,000 shares
         Large Cap Relative Value Portfolio - Class A                                  500,000,000 shares
         Large Cap Relative Value Portfolio - Class B                                  500,000,000 shares
         Large Cap Value Portfolio - Class A                                           500,000,000 shares
         Large Cap Value Portfolio - Class B                                           500,000,000 shares
         MicroCap Portfolio - Class A                                                  500,000,000 shares
         MicroCap Portfolio - Class B                                                  500,000,000 shares
         Money Market Portfolio - Class A                                            4,000,000,000 shares
         Money Market Portfolio - Class B                                            2,000,000,000 shares
         Mortgage-Backed Securities Portfolio - Class A                                500,000,000 shares
         Mortgage-Backed Securities Portfolio - Class B                                500,000,000 shares
         Municipal Bond Portfolio - Class A                                            500,000,000 shares
         Municipal Bond Portfolio - Class B                                            500,000,000 shares
         Municipal Money Market Portfolio - Class A                                  4,000,000,000 shares
         Small Company Growth Portfolio - Class A                                      500,000,000 shares
         Small Company Growth Portfolio - Class B                                      500,000,000 shares

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
         U.S. Equity Plus Portfolio - Class A                                          500,000,000 shares
         U.S. Equity Plus Portfolio - Class B                                          500,000,000 shares
         U.S. Real Estate Portfolio - Class A                                          500,000,000 shares
         U.S. Real Estate Portfolio - Class B                                          500,000,000 shares
         TOTAL                                                                      31,000,000,000 SHARES

          FOURTH: The foregoing amendment to the Charter as set forth in these Articles of Amendment are limited to changes expressly authorized by Section 2-605 of the MGCL to be made without action by the stockholders, and were approved by a majority of the entire Board of Directors, without action by the stockholders.

          FIFTH: These Articles of Amendment shall be effective upon the later of August 29, 2005 or the time that the Department accepts these Articles of Amendment of record.

          SIXTH: These Articles of Amendment do not increase the authorized stock of the Corporation.


                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be signed in its name and on its behalf by its Executive Vice President and attested to on its behalf by its Secretary on this 25th day of August, 2005.

                                        MORGAN STANLEY INSTITUTIONAL FUND, INC.


                                        By: /s/ Ronald E. Robison
                                            ------------------------------------
                                            Ronald E. Robison
                                            Executive Vice President


ATTEST:


/s/ Mary E. Mullin
------------------
Mary E. Mullin
Secretary

          THE UNDERSIGNED, Executive Vice President of MORGAN STANLEY INSTITUTIONAL FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


                                            /s/ Ronald E. Robison
                                            ------------------------------------
                                            Ronald E. Robison
                                            Executive Vice President

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